Exhibit ll

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
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                                                    ------------ Two Quarters Ended ------------
                                                         July 31, 1996             July 30, 1995
PRIMARY

Net income                                           $       2,190,000          $      1,676,000
Less - net income allocated to subsidiary
    dilutive stock options outstanding                        (110,000)                  (31,000)
                                                     ------------------         -----------------

Net income used in calculation of primary
    income per share                                 $       2,080,000          $      1,645,000
                                                      ================           ===============

Weighted average number of common shares
    outstanding during the period                            4,736,000                 4,608,000

Add - common  equivalent  shares  (determined
    using the "treasury stock" method)
    representing shares issuable upon
    exercise of stock options                                  360,000                   341,000
                                                     -----------------          ----------------

Weighted average number of shares used in
    calculation of primary income per share                  5,096,000                 4,949,000
                                                     =================          ================

Primary income per common share                      $             .41          $            .33
                                                     =================          ================


                                                     ----------- Two Quarters Ended ------------
                                                         July 31, 1996             July 30, 1995

FULLY DILUTED

Net income used in calculation of primary
    income per share                                 $       2,080,000          $      1,645,000
                                                     =================          ================

Weighted average number of common shares
    outstanding during the period                            4,736,000                 4,608,000

Add - common  equivalent  shares  (determined
    using the "treasury stock" method)
    representing shares issuable upon
    exercise of stock options                                  365,000                   341,000
                                                               -------                   -------

Weighted average number of shares used in
    calculation of fully diluted income per share            5,101,000                 4,949,000
                                                     =================          ================


Fully diluted income per common share                $             .41          $            .33
                                                     =================          ================
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